                                  EXHIBIT 10.23


CONSOLIDATION, RENEWAL, AND RESTATEMENT OF DEED OF TRUST AND SECURITY AGREEMENT, AND CONSOLIDATION, RENEWAL, AND RESTATEMENT OF PROMISSORY NOTES EACH BETWEEN UNITED FOODS, INC. AND THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY ALL DATED JANUARY 30, 1997.




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TENNESSEE                                   EXHIBIT 10.23
RECORDING REQUESTED BY


                                            "Maximum principal indebtedness for
WHEN RECORDED MAIL TO                       Tennessee recording tax purposes is
                                                       $7,121,824.93"


The Northwestern Mutual Life Ins. Co.
720 East Wisconsin Ave. - Rm. N16WC
Milwaukee, WI 53202
Attn:  Janet M. Szukalski
LOAN NO. C-332028                       SPACE ABOVE THIS LINE FOR RECORDER'S USE


This instrument was prepared by James L. McFarland, Attorney, for The Northwestern Mutual Life Insurance Company, 720 East Wisconsin Ave., Milwaukee, WI 53202.

                   CONSOLIDATION, RENEWAL, AND RESTATEMENT OF
                      DEED OF TRUST AND SECURITY AGREEMENT

THIS CONSOLIDATION, RENEWAL, AND RESTATEMENT OF DEED OF TRUST and SECURITY AGREEMENT, Made as of the 30th day of January, 1997 between UNITED FOODS, INC., a Delaware corporation, Ten Pictsweet Drive, Bell, Tennessee 38006 herein (said Grantor/Trustor, whether one or more in number) called "Grantor", and JOHN S. SHOAF, 850 Ridge Lake Boulevard, Suite 205, Memphis, Tennessee 38120, herein called "Trustee", and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, 720 E. Wisconsin Avenue, Milwaukee, WI 53202, herein called "Beneficiary".

                                    RECITALS:

            A. Beneficiary made a loan to Grantor as evidenced by a Promissory Note dated July 10, 1987 in favor of Beneficiary and in the original principal amount of Fifteen Million Dollars ($15,000,000.00) (the "Original Note").

            B. In connection with the execution of the Original Note, and as security therefore, Grantor executed and delivered a Deed of Trust and Security Agreement in favor of Beneficiary dated July 10, 1987, securing an indebtedness in the current outstanding principal balance of $7,878,175.07 which was recorded on July 10, 1987 in Note Book 12, Page 439 of the records of Crockett County, Tennessee (the "Original Deed of Trust"), which Deed of Trust encumbers the property described therein.

            C. Contemporaneously herewith, Grantor is executing in favor of Beneficiary that certain Future Advance Promissory Note in the original principal amount of $7,121,824.93, and as security therefore, Grantor will execute and deliver a Difference Deed of Trust and Security Agreement ("Difference Deed of Trust") in favor of Beneficiary dated of even date herewith, which is to be recorded in the records of Crockett County, Tennessee.

            D. Contemporaneously herewith, Grantor is executing in favor of Beneficiary that certain Consolidation, Renewal, and Restatement of Promissory Notes in the original principal amount of $15,000,000.00, which renews and consolidates all of the indebtedness evidenced by the Original Note and the Future Advance Note, hereinafter referred to as the "Note".

            E. Grantor and Beneficiary desire to modify, consolidate and restate the Original Deed of Trust and the Difference Deed of Trust in their entirety as hereinafter set forth.



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NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor and Beneficiary hereby agrees as follows:

            1. The foregoing recitals are true and correct and constitute a material part of this Deed of Trust.

            2. The Original Deed of Trust and the Difference Deed of Trust (collectively, the "Prior Deed of Trust") are hereby modified, consolidated and restated as the "Modified Deed of Trust Provisions" which are attached hereto as Exhibit "A" (the "Modified Deed of Trust"). Grantor hereby ratifies, acknowledges and confirms the mortgaging and conveyancing of the Property (as defined in the Modified Deed of Trust) to Beneficiary. In the event of a conflict between the provisions of the Prior Deed of Trust and the Modified Deed of Trust, the provisions of the Modified Deed of Trust shall control.

            3. Survival of Security. Nothing herein shall invalidate any security now held by Beneficiary for payment of the indebtedness secured by the Prior Deed of Trust or the Modified Deed of Trust, nor impair, nor release any covenant, condition, agreement or stipulation therein, and the same, as herein modified, shall continue in full force and effect.

            3. Effect of Modified Deed of Trust Provisions. It is the intention of the parties that each of the terms, covenants, and provisions of the Modified Deed of Trust shall replace in its entirety the terms, covenants and provisions of the Prior Deed of Trust, to the same extent as though the Modified Deed of Trust had originally been given by Grantor to Beneficiary to evidence and secure a single indebtedness.

            4. Performance by Grantor. Each and every of the terms, covenants, conditions and provisions of the Modified Deed of Trust are ratified and confirmed by and declared to be fully binding upon Grantor. Further, Grantor does hereby ratify, confirm, and certify that the lien of the Modified Deed of Trust is continuing and binding and retains its full force, effect and priority upon the Property (as defined in the Modified Deed of Trust), such priority being a first lien on said Property.

            5. Representations, Acknowledgments and Agreements of Grantor. The representations, acknowledgments and agreements of Grantor contained in this paragraph were a condition precedent, and a material inducement, to Beneficiary agreeing to amend and restate the Original Note and Beneficiary has relied on each of such representations, acknowledgments and agreements. Grantor hereby acknowledges, represents and agrees that Grantor has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to (i) the Loan Documents (as defined in the Modified Deed of Trust) or the indebtedness evidenced and secured thereby; (ii) any other documents or instruments now or heretofore evidencing, securing or in any way relating to the loan (the "Loan") evidenced by the said note (as defined in the Modified Deed of Trust) or the Original Note; (iii) the administration or funding of the Loan;
(iv) the development, operation or financing of the Property (as defined in the Modified Deed of Trust); (v) any other transaction, matter or occurrence between Grantor and Beneficiary relating in any way to the Loan, the Loan Documents or said Property; and (vi) any acts or omissions of Beneficiary relating in any way to the Loan, the Loan Documents or said Property. Grantor hereby represents and agrees that there are no oral agreements which modify any of the Loan Documents and the Loan Documents, as modified herein and in the said note, constitute the entire agreement between Grantor and Beneficiary with respect to the Loan.

            6. Payment of Transaction Taxes. Grantor represents and warrants that all documentary stamp taxes and intangible taxes required by law on account of the hereinabove referenced notes, the said note (as defined in the Modified Deed of Trust), the Prior Deed of Trust, the Modified Deed of Trust and this Agreement have been paid. If any such tax is levied or assessed now or hereafter against Beneficiary on account of this transaction or against any of the documents evidencing or securing the indebtedness described herein, Grantor will pay the same on demand, together with all interest, penalties and costs incurred by Beneficiary on account thereof, and reasonable attorneys fees incurred by Beneficiary in connection therewith. The Modified Deed of Trust shall secure the payment by Grantor of all of such taxes, interest and penalties, and failure to pay the same upon demand shall constitute a default under the Modified Deed of Trust. Notwithstanding the foregoing, Beneficiary agrees not to



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demand payment so long as Grantor is diligently contesting the tax claimed to be due and has deposited with Beneficiary such security as Beneficiary deems sufficient to protect its security. Should Beneficiary at any time determine that the security afforded by or the validity of the documents evidencing and securing the indebtedness evidenced by the said note (as defined in the Modified Deed of Trust) is impaired or threatened, Grantor shall pay such taxes forthwith upon the demand of Beneficiary.

            7. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

IN WITNESS WHEREOF, this instrument has been executed by the parties as of the day and year first above written.

                                 UNITED FOODS, INC., a Delaware corporation

                                 By:  S/N Carl W. Gruenewald, II
                                      -------------------------------------
                                      Carl W. Gruenewald, II
                                      Its Sr. Vice President, Finance

                                 Attest:  S/N Donald Dresser
                                          ---------------------------------
                                          Donald Dresser
                                          Its Assistant Secretary
(corporate seal)

                                 THE NORTHWESTERN MUTUAL LIFE
                                 INSURANCE COMPANY, a Wisconsin
                                 corporation

                                 By:  Carson D. Keyes
                                      -------------------------------------
                                      Carson D. Keyes
                                      Its Vice President

                                 Attest:  S/N Warren L. Smith, Jr.
                                          ---------------------------------
                                          Warren L. Smith, Jr.
                                          Its Assistant Secretary
(corporate seal)


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


STATE OF TENNESSEE      )
                        )ss.
COUNTY OF CROCKETT      )

On this 4th day of January , 1997, before me personally appeared Carl W. Gruenewald, II and Donald Dresser with whom I am personally acquainted, and who upon oath acknowledged themselves to be the Senior Vice President and Assistant Secretary, respectively, of UNITED FOODS, INC., a corporation, and that they as such Senior Vice President and Assistant Secretary respectively, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Senior Vice President and Assistant Secretary respectively, and by affixing thereto the common corporate seal of such corporation.

WITNESS WHEREOF, I have hereunto set my hand and official seal.

My commission expires:  7-22-97

                                             S/N Marilyn B. Hendrix
                                             ----------------------
                                                  Notary Public

STATE OF WISCONSIN         )
                                  )ss.
COUNTY OF MILWAUKEE        )

On this 3rd day of February, 1997, before me personally appeared Carson D. Keyes and Warren L. Smith, Jr., with whom I am personally acquainted, and who upon oath acknowledged themselves to be the Vice President and Assistant Secretary respectively, of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, and that they as such Vice President and Assistant Secretary respectively, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Vice President and Assistant Secretary respectively, and by affixing thereto the common corporate seal of such corporation.

WITNESS WHEREOF, I have hereunto set my hand and official seal.

My commission expires:  May 14, 2000

                                             S/N Janet M. Szukalski
                                             ----------------------
                                               Janet M. Szukalski
                                               Notary Public


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                                   Exhibit "A"

                        Modified Deed of Trust Provisions

                                   WITNESSETH:

WITNESSETH, That Grantor, in consideration of the indebtedness herein mentioned, does hereby irrevocably bargain, sell, grant, transfer, assign and convey unto Trustee, in trust, with power of sale and right of entry and possession the following property (herein referred to as the "Property"):

         A. The real estate in the City of Bells, County of Crockett, State of Tennessee, described in Exhibit "A" attached hereto and hereby incorporated within this Deed of Trust; and

         B. All buildings, improvements and fixtures belonging to Grantor which are located on or used in connection with the Property as of the date of the final advance of loan proceeds, including but not limited to all engines, boilers, elevators, machinery, heating apparatus, electrical equipment, air conditioning equipment, water and gas fixtures, refrigeration, and packaging and processing line equipment: plus all additional improvements and fixtures that Grantor installs from time to time thereafter in substitution or replacement for said improvements and fixtures.

         C. All articles of equipment which are located on or used in connection with the Property as of the date of the final advance of loan proceeds, including but not limited to refrigeration, packaging and processing line equipment: plus all equipment that Grantor installs from time to time thereafter in substitution or replacement for said equipment.

Grantor agrees not to sell, transfer, assign or remove anything described in B and C above now or hereafter located on the above described real estate, without prior written consent from Beneficiary unless such action results in substitution or replacement with similar items of equal value.

If any of the Property herein conveyed is of a nature so that a security interest therein can be perfected under the Uniform Commercial Code, this instrument shall constitute a Security Agreement and Financing Statement if permitted by applicable law and Grantor agrees to join with Beneficiary in the execution of any financing statements and to execute any other instruments that may be required for the perfection or renewal of such security interest under the Uniform Commercial Code.

TO HAVE AND TO HOLD the same unto Trustee for the purpose of securing:

         (a) Payment to the order of Beneficiary of the indebtedness evidenced by a promissory note (herein referred to as "said note") of even date herewith (and any extension or renewal thereof) executed by Grantor (if Grantor includes more than one party, executed by one or more of such parties) for the principal sum of FIFTEEN MILLION DOLLARS, with final maturity no later than March 1, 2007 and with interest as therein expressed, it being recognized that the funds may not have been fully advanced as of the date hereof but may be advanced in the future in accordance with the terms of a written contract.

         (b) Payment of all sums that may become due Beneficiary under the provisions of this instrument or said note.

         (c) Performance of each agreement of Grantor contained herein or in said note.


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         (d)      Performance of each agreement of Grantor contained in any
other security or agreement given in connection with the indebtedness, including but not limited to, assignments of leases and rents.

TO PROTECT THE SECURITY OF THIS DEED OF TRUST, GRANTOR COVENANTS AND AGREES:

PAYMENT OF DEBT. To pay the indebtedness hereby secured promptly and in full compliance with the terms of said note and this instrument.

OWNERSHIP. That it owns the Property and has good and lawful right to convey the same; that the Property is free and clear from any and all encumbrances whatsoever, except as appears in the title evidence accepted by Beneficiary; that Grantor does hereby forever warrant and shall forever defend the title and possession thereof against the lawful claims of any and all persons whomsoever.

MAINTENANCE OF PROPERTY AND COMPLIANCE WITH LAWS. To keep the buildings and other improvements now or hereafter erected on the real estate in good condition and repair; not to commit or suffer any waste; to comply with all laws, rules and regulations affecting the Property; and to permit Beneficiary to enter at all reasonable times for the purpose of inspection.

INSURANCE. To keep the Property insured for the protection of Beneficiary in such manner, in such amounts and in such companies as Beneficiary may from time to time approve, and to keep the policies therefor, properly endorsed, on deposit with Beneficiary; that insurance loss proceeds (less expenses of collection) (a) in the event of a complete or substantially complete loss of the building and improvements, described in B, on page 1 hereof, at Beneficiary's option, shall be applied on said indebtedness, whether due or not, without any prepayment privilege fee, or to the restoration of the said buildings and improvements, or be released to Grantor, but such application or release shall not cure or waive any default; or (b) in the event that the insured loss involves less than a complete or substantially complete loss, shall be applied in restoration of the said buildings and improvements (but such application shall not cure or waive any default) subject to satisfaction of the following conditions:

         (a) There is no existing default hereunder at the time of casualty, and if there shall occur any default hereunder after the date of the casualty, Beneficiary shall have no further obligation to release insurance loss proceeds hereunder.

         (b) The casualty insurer has not denied liability for payment of insurance loss proceeds as a result of any act, neglect, use or occupancy of the Property by Grantor or any tenant of the Property.

         (c) Beneficiary shall be satisfied that all insurance loss proceeds so held, together with supplemental funds received from Grantor, shall be sufficient to complete the restoration of the Property. Any remaining insurance loss proceeds may, at the option of Beneficiary, be applied on the indebtedness evidenced by said note, whether or not due, without any prepayment privilege fee, or be released to Grantor.

         (d) If required by Beneficiary, Beneficiary shall be furnished a satisfactory report addressed to Beneficiary from an environmental engineer or other qualified professional satisfactory to Beneficiary to the effect that no adverse environmental impact to the Property resulted from the casualty.

         (e) Grantor shall have restored the Property to a condition which is equal to or better than it was prior to the casualty, and Beneficiary shall not be required to release any casualty insurance proceeds until such restoration is completed and Beneficiary has been furnished satisfactory evidence of the costs of restoration, and unless, at the time of such release, there exists no default hereunder with respect to which Beneficiary shall have given Grantor notice pursuant to the NOTICE OF DEFAULT provision herein.


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

         (f) Prior to the release of funds, Grantor shall obtain for the benefit of Beneficiary an endorsement to Beneficiary's title insurance policy insuring against any liens arising from the restoration.

         (g) Grantor shall pay all costs and expenses incurred by Beneficiary, including, but not limited to, outside legal fees, title insurance costs, third-party disbursement fees, third-party engineering reports and inspections deemed necessary by Beneficiary.

         (h) All reciprocal easement and operating agreements, if any, shall remain in full force and effect between the parties thereto on and after restoration of the Property.

         (i) All leases, if any, in effect at the time of the casualty with tenants who have entered into Beneficiary's form of Non-Disturbance and Attornment Agreement or similar agreement shall remain in full force and each tenant thereunder shall be obligated, or shall elect, to continue the lease term at full rental (subject only to abatement, if any, during any period in which the Property or portion thereof shall not be used and occupied by such tenant as a result of the casualty).

CONDEMNATION. That it hereby assigns to Beneficiary any award and the proceeds thereof from damage to, or taking of, all or any portion of the Property, by condemnation proceedings or any power of eminent domain and the proceeds from any sale or transfer in lieu thereof; that such proceeds (less expenses of collection) (a) in the event of a complete or substantially complete taking of the real estate, and the buildings and improvements described in A and B on page 1 hereof, at Beneficiary's option, shall be applied on said indebtedness, whether due or not, without any prepayment privilege fee, or to the restoration of the Property, or be released to Grantor, but such application or release shall not cure or waive any default; or (b) if the condemnation involves less than a complete or substantially complete taking, and assuming necessary building and zoning requirements can be complied with, shall be applied in restoration of said Property (but such application shall not cure or waive any default) subject to satisfaction of the following conditions:

         (a) There is no existing default hereunder at the time of the taking, and if there shall occur any default hereunder after the date of the taking, Beneficiary shall have no further obligation to release condemnation award proceeds hereunder.

         (b) Beneficiary shall be satisfied that all condemnation award proceeds so held, together with supplemental funds received from Grantor, shall be sufficient to complete the restoration of the Property. Any remaining condemnation award proceeds may, at the option of Beneficiary, be applied on the indebtedness evidenced by said note, whether or not due, without any prepayment privilege fee, or be released to Grantor.

         (c) If required by Beneficiary, Beneficiary shall be furnished a satisfactory report addressed to Beneficiary from an environmental engineer or other qualified professional satisfactory to Beneficiary to the effect that no adverse environmental impact to the Property resulted from the taking.

         (d) Grantor shall have restored the Property to a condition which is equal to or better than it was prior to the taking, and Beneficiary shall not be required to release any condemnation award proceeds until such restoration is completed and Beneficiary has been furnished satisfactory evidence of the costs of restoration, and unless, at the time of such release, there exists no default hereunder with respect to which Beneficiary shall have given Grantor notice pursuant to the NOTICE OF DEFAULT provision herein.

         (e) Prior to the release of funds, Grantor shall obtain for the benefit of Beneficiary an endorsement to Beneficiary's title insurance policy insuring against any liens arising from the restoration.



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         (f)      Grantor shall pay all costs and expenses incurred by
                  Beneficiary, including, but not limited to, outside legal fees, title insurance costs, third-party disbursement fees, third-party engineering reports and inspections deemed necessary by Beneficiary.

         (g) All reciprocal easement and operating agreements, if any, shall remain in full force and effect between the parties thereto on and after restoration of the Property.

         (h) All leases, if any, in effect at the time of the taking with tenants who have entered into Beneficiary's form of Non-Disturbance and Attornment Agreement or similar agreement shall remain in full force and each tenant thereunder shall be obligated, or shall elect, to continue the lease term at full rental (subject only to abatement, if any, during any period in which the Property or portion thereof shall not be used and occupied by such tenant as a result of the taking).

TAXES AND SPECIAL ASSESSMENTS. To pay all taxes and special assessments of any kind that have been or may be levied or assessed against the Property, this instrument, said note or the indebtedness, or upon the interest of Trustee or Beneficiary in the Property, this instrument, said note or the indebtedness, and to procure and deliver to Beneficiary the official receipt of the proper officer showing timely payment of all such taxes and assessments. Provided, however, that Grantor shall not be required to pay any such taxes or special assessments if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and funds sufficient to satisfy the contested amount have been deposited in an escrow satisfactory to Beneficiary.

OTHER LIENS. That Grantor will neither create nor allow the continuance of any mortgage, lien, deed of trust or other security interest in the Property without the consent of the Beneficiary.

LEASES. That there is no assignment or pledge of any leases of, or rentals or income from, the Property now in effect, and that, until the indebtedness is fully paid it shall not make any such assignment or pledge to anyone other than Beneficiary and shall not, without the prior written approval of Beneficiary, consent to a cancellation or surrender of any of said leases having at the time an unexpired term of more than two years, or to a release or reduction of the liability of any party to such a lease.

COSTS, FEES AND EXPENSES. To pay all costs, fees and expenses of this trust; to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; to pay all costs and expenses, including cost of evidence of title and reasonable attorney's fees in any such action or proceeding in which Beneficiary or Trustee may appear and in any suit brought by Beneficiary to foreclose this instrument.

FAILURE OF GRANTOR TO ACT. That should it default in making any payment or doing any act as herein provided, Beneficiary or Trustee, but without obligation so to do and without notice to or demand upon Grantor and without releasing Grantor from any obligation hereof, may: make or do the same in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the Property for such purpose; appear in and defend any action or proceeding purporting to affect the security hereof, or the rights or powers of Beneficiary or Trustee; pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of Beneficiary appears to be prior or superior hereto; and, in exercising any such powers, pay necessary expenses, employ counsel and pay its reasonable fees. Sums so expended shall be payable by Grantor immediately and without demand with interest from date of expenditure at the "Default Rate" as defined in said note. All sums so expended by Beneficiary and the interest thereon shall be added to the indebtedness and be secured by the lien of this instrument.

NOTICE OF DEFAULT. Notwithstanding anything contained in this instrument or said note to the contrary, Beneficiary agrees, as a condition to the exercise of its remedies of and after acceleration, to give Grantor written notice of any non-monetary default and to allow Grantor thirty (30) days within which to cure such default, or in



                                      107
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the case of such default which cannot reasonably be cured within 30 days, to diligently pursue efforts to cure said default and to provide Beneficiary with satisfactory evidence of its ability to cure the default. As used herein, "non-monetary default" means any default other than a default in payment of principal and/or interest to Lender.

SUBSTITUTION OF TRUSTEE. That Beneficiary and its successors and assigns may for any reason and at any time appoint a new or substitute Trustee by written appointment delivered to such new or substitute Trustee without notice to Grantor, nor notice to, or resignation or withdrawal by, the existing Trustee nor recordation thereof unless notice or recordation is required by the laws of the state in which the Property is located. Upon delivery of such appointment, the new or substitute Trustee shall be vested with the same title and with the same powers and duties granted to the original Trustee.

APPOINTMENT OF RECEIVER. That upon commencement of any judicial proceeding to enforce any right under this instrument after acceleration, including foreclosure thereof, Beneficiary, and without regard to the solvency or insolvency, at that time, of any person liable for the payment of the indebtedness, and without regard to the then value of the Property or whether the same shall then be occupied by the owner of the equity of redemption as a homestead, shall have the absolute right to the appointment of a receiver of the Property and of the revenues, rents, profits and other income therefrom, and that said receiver shall have (in addition to such other powers as the court making such appointment may confer) full power to collect all such income and, after paying all necessary expenses of such receivership and of operation, maintenance and repair of said Property, to apply the balance to the payment of any sums then due hereunder, or under said note.

FORECLOSURE. That upon default by it in any required payment of the indebtedness hereby secured or default in any provision, covenant or agreement contained herein or in said note, or default in any provision, covenant, agreement or warranty contained in any other security or agreement given in connection with the indebtedness or hereunder, the entire unpaid indebtedness shall, at the option of Beneficiary, become immediately due and payable for all purposes without any notice or demand, except as required by law (ALL OTHER NOTICE OF THE EXERCISE OF SUCH OPTION BEING HEREBY EXPRESSLY WAIVED), and Beneficiary may institute proceedings in any court of competent jurisdiction to foreclose this instrument as a mortgage, or to enforce any of the covenants hereof, or Trustee or Beneficiary may, either personally or by agent or attorney in fact, enter upon and take possession of the Property and may manage, rent or lease the same or any portion thereof upon such terms as Beneficiary may deem expedient, and collect, receive and receipt for all rentals and other income therefrom and apply the sums so received as hereinafter provided in case of sale. Trustee is hereby further authorized and empowered, either after or without such entry, to sell and dispose of the Property en masse or in separate parcels (as Trustee may think best), and all the right, title and interest of Grantor, by advertisement or in any manner provided by the laws of the state in which the Property is located, (GRANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A HEARING PRIOR TO SUCH
SALE), and to issue, execute and deliver a deed of conveyance, all as then may be provided by law; and Trustee shall, out of the proceeds or avails of such sale, after first paying and retaining all fees, charges, costs of advertising the Property and of making said sale, and attorney's fees as herein provided, pay to Beneficiary hereunder or the legal holder of the indebtedness the amount of such indebtedness, and all sums advanced by Beneficiary or the legal holder of the indebtedness, with interest from date of expenditure at the "Default Rate" as defined in said note, rendering the overplus, if any, unto Grantor, its legal representatives or assigns; such sale or sales and said deed or deeds so made shall be a perpetual bar, both in law and equity, against Grantor and its heirs, successors and assigns, and all other persons claiming the Property aforesaid, or any part thereof by, from, through or under Grantor. The legal holder of the indebtedness may purchase the Property or any part thereof, and it shall not be obligatory upon the purchasers at any such sale to see to the application of the purchase money.

DUE ON SALE. That it shall not convey, nor enter into any contract to convey, title to all or any part of the Property. Any conveyance or contract to convey shall constitute a default under the terms of this instrument (and Grantor shall give prior written notice to Beneficiary of any such default) and the whole indebtedness may be declared immediately due and payable at the option of Beneficiary.



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

FINANCIAL STATEMENTS. To furnish to Beneficiary, at Grantor's expense, annual audited financial statements on United Foods, Inc. within 120 days of the close of each fiscal year, said audited statements to be prepared by BDO Seidman, LLP or such other Certified Public Accountant chosen by Grantor that is satisfactory to Beneficiary.

RESTRICTIVE COVENANTS. That beginning February 28, 1997 and until the indebtedness evidenced by said note has been paid in full, Grantor shall not, without Beneficiary's consent:

         (A) permit the working capital of the Grantor at the end of any fiscal year to be less than $20 million;

         (B) permit the tangible net worth of the Grantor at the end of any fiscal year to be less than $40 million;

         (C) permit the ratio of Grantor's total liabilities to tangible net worth on the last day of any of the Grantor's fiscal years to be greater than the ratio of two to one.

         (D) seek voluntary liquidation, dissolution or winding-up of Grantor.

PARTIAL RELEASES. That upon written reasonable request from obligor of said note, any vacant land, party walls and easements for access that Grantor desires to utilize in order to construct and operate additional improvements shall be released from the lien of this instrument, provided there is then no default in the terms and conditions of said note or this instrument and subject to the following:

         (1) Payment of a release fee in an amount commensurable with the legal and administrative time involved to process such release(s).

         (2) Payment toward the unpaid principal balance of said note due at final maturity without prepayment fee of an amount equal to $1,000 per acre.

SUBSTITUTION OF SECURITY. That in addition to the releases allowed pursuant to the "PARTIAL RELEASES" provision above, Grantor shall have a one time right to substitute all or part of the Property with new Property which in Beneficiary's sole judgment is sufficient to secure all remaining payments of principal and interest due on said note. Beneficiary shall be paid a fee commensurable to the time and work involved to effect the substitution.

RIGHT OF FIRST REFUSAL FOR FUTURE FINANCING. That Beneficiary shall have the right of first refusal for any future mortgage loan or other financing transaction involving the additional improvements referenced in the "PARTIAL RELEASES" paragraph, and to be obtained by or for the benefit of Grantor or any person or entity controlled by, related to or associated with Grantor, in which Grantor has a continuing business interest. Any proposal for financing in which Beneficiary has a right of first refusal shall be submitted to Beneficiary at its nearest Real Estate Investment Office, together with sufficient documentation to permit evaluation and underwriting, at least thirty days prior to the date on which Beneficiary must elect to offer or refuse to offer the financing requested. Grantor agrees to accept any financing offered by Beneficiary pursuant to its right of first refusal provided that the financing offered is on competitive terms with commitments received from other sources for the same financing. Beneficiary's refusal to offer the financing requested shall not be deemed to be a waiver by Beneficiary of its right of first refusal to finance other portions of the property described above or to finance the same property if Grantor is unsuccessful in procuring from another source that financing which was previously offered to and refused by Beneficiary.

DEPOSITS BY GRANTOR. That in the event of default, Beneficiary shall have the option to require Grantor to deposit funds with Beneficiary, to be held without payment of interest on funds so deposited or, at the option of Beneficiary, in a trust account approved by Beneficiary, in monthly or other periodic installments in amounts estimated by Beneficiary from time to time sufficient to pay taxes, special assessments, rents, other charges and fire and other hazard insurance premiums as they become due. If at any time the funds so held by Beneficiary, or



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in such trust account, shall be insufficient to pay any of said expenses,
Grantor shall, upon receipt of notice thereof, immediately deposit such additional funds as may be necessary to remove the deficiency. All funds so deposited shall be irrevocably appropriated to Beneficiary to be applied to the payment of such taxes, assessments, rents, charges and premiums.

EXERCISE OF OPTIONS. That whenever by the terms of this instrument or of said note Beneficiary is given any option, such option may be exercised when the right accrues, or at any time thereafter, and no acceptance by Beneficiary of payment of indebtedness in default shall constitute a waiver of any default then existing and continuing or thereafter occurring.

NATURE AND SUCCESSION OF AGREEMENTS. That each of the provisions, covenants and agreements contained herein are joint and several, and shall inure to the benefit of, and be binding on, the heirs, executors, administrators, successors, grantees, lessees and assigns of the parties hereto, respectively, and the term "Beneficiary" shall include the owner and holder of said note.

LEGAL ENFORCEABILITY. No provision of this instrument or said note shall require the payment of interest or other obligation in excess of the maximum permitted by law. If any such excess payment is herein or in said note provided for or shall be adjudicated to be so provided for in this instrument or in said note, the provisions of this paragraph shall govern, and Grantor shall not be obligated to pay the amount of such interest or other obligation to the extent that it is in excess of the amount permitted by law.

CAPTIONS. The captions contained herein are for convenience and reference only and in no way define, limit or describe the scope or intent of, nor in any way affect this instrument.



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

TENNESSEE
LOAN NO. C-332028
                     CONSOLIDATION, RENEWAL, AND RESTATEMENT
                               OF PROMISSORY NOTES
$15,000,000.00                                           As of January 30, 1997

         THIS CONSOLIDATION, RENEWAL, AND RESTATEMENT OF PROMISSORY NOTE (this "Note") is made by and between UNITED FOODS, INC., a Delaware corporation, hereinafter called "Obligor", and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, hereinafter called "Lender", in substitution for and in replacement of, but not in repayment of, the following notes of Obligor, all of which Lender holds (which note are hereinafter referred to as the "Existing Notes"):

         1. Promissory Note dated July 10, 1987 in the original principal amount of $15,000,000.00 (the "Original Note") by Obligor in favor of Lender and secured by a lien on certain property described in a Deed of Trust and Security Agreement dated July 10, 1987, executed by Obligor in favor of Lender, which was recorded on July 10, 1987 in Note Book 12, page 439 of the records of Crockett County, Tennessee (the "Original Deed of Trust"), and

         2. Future Advance Promissory Note dated of even date herewith, in the original principal of $7,121,824.93 (the "Future Advance Note") made by Obligor in favor of Lender and secured by a lien on certain property described in a Difference Deed of Trust and Security Agreement dated of even date herewith to be recorded in the records of Crockett County, Tennessee (the "Difference Deed of Trust"). The Original Deed of Trust and the Difference Deed of Trust are herein collectively referred to as the "Lien Instrument" and the Original Note secured thereby, along with the Future Advance Note are herein collectively referred to as "this note" or the "Note").

The Existing Notes and the respective principal amount of indebtedness evidenced thereby are hereby renewed, combined and consolidated to constitute one joint indebtedness in the principal amount of FIFTEEN MILLION DOLLARS ($15,000,000.00). The manner and timing of payment and the other terms, covenants, agreements and provisions of the Existing Notes are hereby modified, amended and restated in their entirety so that henceforth the terms, provisions, covenants and agreements thereof shall be as set forth herein. It is the intention of the parties that each of the terms, covenants, and provisions set forth herein shall replace in their entirety the terms, covenants and provisions of the Existing Notes, to the same extent as though this note had originally been given by Obligor to Lender to evidence and secure a single indebtedness. In the event of a conflict between the terms, covenants, agreements and provisions of the Existing Notes and the terms, covenants, agreements and provisions set forth herein, the terms, covenants, agreements and provisions set forth herein shall control. This is not a new obligation to pay money, and the said Existing Notes, and all of their respective terms, covenants, conditions, agreements and stipulations, shall remain in full force and effect, as herein amended and restated.

         NOW THEREFORE, For value received, Obligor promises to pay to the order of Lender, at 720 E. Wisconsin Avenue, Milwaukee, WI 53202 or at such other place as Lender shall designate in writing, in coin or currency which, at the time or times of payment, is legal tender for public and private debts in the United States, the principal sum of FIFTEEN MILLION DOLLARS or so much thereof as shall have been advanced from time to time plus interest on the outstanding principal balance at the rate and payable as follows:



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

        Interest shall accrue from the date of the first advance until maturity at the rate of nine and ten one-hundredths percent (9.10%) per annum.

        Accrued interest only on the amount advanced shall be paid on the first day of the month following the date of advance. On the first day of April 1, 1997 and on the first day of each and every month thereafter through and including March 1, 1998, installments of principal and interest shall be paid in the amount of $193,665. Beginning on the first day of April 1, 1998 and on the first day of each month thereafter until maturity, installments of principal and interest shall be paid in the amount of $147,670. All installments shall be applied first in payment of interest, calculated monthly on the unpaid principal balance, and the remainder of each installment shall be applied in payment of principal. The entire unpaid principal balance plus accrued interest thereon shall be due and payable on March 1, 2007 (the "Maturity Date").

         Obligor shall have the noncumulative privilege, upon 10 days advance written notice on any interest payment date, of making prepayments of principal, with a fee equal to Yield Maintenance (as hereinafter defined), provided such prepayments shall not in any period of twelve months beginning on the date of said payment or an anniversary thereof exceed ten percent (10%) of the outstanding principal balance of this note. All such prepayments shall be applied to principal in the inverse order of maturity.

         Obligor shall have the right, upon thirty (30) days advance written notice, beginning April 1, 2002 of paying this note in full with a prepayment fee. This fee represents consideration to Lender for loss of yield and reinvestment costs. The fee shall be the greater of Yield Maintenance or 2% of the outstanding principal balance of this note.

As used herein, "Yield Maintenance" means the amount, if any, by which

         (i) the present value of the Then Remaining Payments (as hereinafter defined) calculated using a periodic discount rate (corresponding to the payment frequency under this note) which, when compounded for such number of payment periods in a year, equals the sum of .50% and the per annum effective yield of the Most Recently Auctioned United States Treasury Obligation having a maturity date equal to the Maturity Date (or, if there is no such equal maturity date, then the linearly interpolated per annum effective yield of the two Most Recently Auctioned United States Treasury Obligations having maturity dates most nearly equivalent to the Maturity
                  Date) as reported by The Wall Street Journal five business days prior to the date of prepayment; exceeds

         (ii) the outstanding principal balance of this note (exclusive of all accrued interest).

If such United States Treasury obligation yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, then the periodic discount rate shall be equal to the sum of .50% and the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported, as of five business days preceding the prepayment date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded United States Treasury obligations having a constant maturity most nearly equivalent to the Maturity Date.

As used herein, "Then Remaining Payments" means payments in such amounts and at such times as would have been payable subsequent to the date of such prepayment in accordance with the terms of this note.

As used herein, "Most Recently Auctioned United States Treasury Obligations" means the U.S. Treasury bonds, notes and bills with maturities of 30 years, 10 years, 5 years, 3 years, 2 years and 1 year which, as of the date the prepayment fee is calculated, were most recently auctioned by the United States Treasury.

In the event of default under this note or the Lien Instrument followed by acceleration of the whole indebtedness prior to April 1, 2002, payment of the amount necessary to satisfy the entire indebtedness evidenced by this instrument will constitute an evasion of the prepayment terms hereunder and be deemed to be a voluntary prepayment hereof and such payment will, therefore, to the extent permitted by law, include a prepayment



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

privilege fee of 10%; after April 1, 2002, the prepayment privilege fee shall be in accordance with the prepayment in full privilege recited above.

Notwithstanding the foregoing, in the event that insurance proceeds or condemnation award proceeds are applied against the indebtedness evidenced hereby pursuant to the Lien Instrument (as defined hereinafter), no prepayment privilege fee shall be payable.

         This note is secured by a Consolidation, Renewal, and Restatement of Deed of Trust and Security Agreement ("Lien Instrument") of even date herewith executed by UNITED FOODS, INC., a Delaware corporation, to JOHN S. SHOAF, as Trustee for THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY which is a lien on property in City of Bells, County of Crockett, State of Tennessee.

         Upon default in any payment herein required, or default in any provision, covenant or agreement contained herein or in the Lien Instrument, or default in any provision, covenant, agreement or warranty contained in any other security or agreement given in connection with the indebtedness evidenced by this note, the whole unpaid principal and accrued interest shall, at the option of said holder, to be exercised at any time thereafter, become due and payable at once without notice, notice of the exercise of such option being hereby expressly waived.

         Notwithstanding anything contained herein or in the Lien Instrument to the contrary, the holder hereof agrees, as a condition to the exercise of its remedies, of and after acceleration, to give Obligor written notice of any non-monetary default, and to allow Obligor thirty (30) days within which to cure such default or, if such default cannot reasonably be cured within 30 days, to diligently undertake and continue to pursue the curing of such default and to provide said holder satisfactory evidence of its ability to cure the default. As used herein, "non-monetary default" means any default other than a default in payment of principal and/or interest to Lender.

         All persons or corporations now or at any time liable, whether primarily or secondarily, for payment of indebtedness hereby evidenced, for themselves, their heirs, legal representatives, successors and assigns, respectively, expressly waive presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection, and consent that the time of said payments or any part thereof may be extended by said holder and further consent that the real or collateral security or any part thereof may be released by said holder, without in any wise modifying, altering, releasing, affecting, or limiting their respective liability or the lien of said Lien Instrument, and agree to pay reasonable attorney's fees and expenses of collection in case this note is placed in the hands of an attorney for collection or suit is brought thereon.

         Any principal, interest or other amounts payable under this note or the Lien Instrument not paid when due, including principal becoming due by reason of acceleration of the entire unpaid balance by said holder, shall bear interest from the due date thereof until paid at the "Default Rate". The term "Default Rate" is hereby defined as the lower of a rate equal to the interest rate in effect at the time of default as herein provided plus 5% per annum or the maximum rate permitted by law.

         The accrual of interest on the indebtedness evidenced hereby, including, without limitation, base interest and interest at the Default Rate payable hereunder, shall be governed and construed, for purposes of determining compliance with any law governing the maximum rate of interest that can be charged on the indebtedness evidenced by this note, by the law of the State of Wisconsin. For all other purposes, this note and all other instruments and agreements made in connection therewith, including this instrument, shall be governed by the laws of the State of Tennessee.

         No provision of this note shall require the payment or permit the collection of interest, including any fees paid which are construed under applicable law to be interest, in excess of the maximum permitted by the laws of the State of Wisconsin. If any such excess interest is collected or herein provided for, or shall be adjudicated to have been collected or be so provided for herein, the provisions of this paragraph shall govern, and Obligor shall not be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law and any such excess collected shall, at the option of the holder hereof, unless otherwise required by applicable



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law, be immediately refunded to Obligor or credited on the principal of this note immediately upon said holder's awareness of the collection of such excess.

                                    UNITED FOODS, INC., a Delaware corporation

                                    By:  S/N Carl W. Gruenewald, II
                                         -------------------------------
                                         Carl W. Gruenewald, II
                                         Its Sr. Vice President, Treasurer

                                    Attest:  S/N Donald Dresser
                                             ---------------------------
                                             Donald Dresser
                                             Its Assistant Secretary
(corporate seal)
                                    THE NORTHWESTERN MUTUAL LIFE
                                    INSURANCE COMPANY, a Wisconsin
                                    corporation

                                    By:  S/N Carson D. Keyes
                                         -------------------------------
                                         Carson D. Keyes
                                         Its Vice President

                                    Attest:  S/N Warren L. Smith, Jr.
                                             ---------------------------
                                             Warren L. Smith, Jr.
                                             Its Assistant Secretary


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